UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

JBI, INC.
(Exact name of registrant as specified in charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1783 Allanport Road Thorold, Ontario, Canada	L0S 1K0
(Address of Principal Executive Offices)	(Zip Code)

(905) 384-4383
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Copies to:
Gregg E. Jaclin, Esq.
Anslow + Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 15, 2010, JBI, Inc. (the “Company”) announced that it has entered into a formal consent order with the New York State Department of Environmental Conservation (DEC) Region 9, which will allow the Company to immediately run its Plastic2Oil (“P2O”) process commercially and begin construction of an additional processor at its Niagara Falls, New York P2O facility.

Additionally, the Company announced it has entered into an agreement to lease a waste permitted material recycling facility. The recycling facility accepts, separates and processes paper, plastics and other materials.

The above description of the formal consent order and lease agreement does not purport to be complete and is qualified in its entity by reference to press releases, Draft Permit and Consent Order, which the Company has filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Draft Permit
99.2 Final Consent Order
99.3 Plastic to Oil Process press release
99.4 Lease Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: December 15, 2010	By:	/s/ John Bordynuik
John Bordynuik
Chief Executive Officer